EXHIBIT 23








            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
            -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed Registration Statements File No.'s 2-52617, 33-41372, 33-47219, 33-58583 and
33-60577.




                                              ARTHUR ANDERSEN LLP

Los Angeles, California
January 30, 1996